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                                                                     EXHIBIT 2.4



                                 FIRST AMENDMENT

                                       TO

                       PLAN OF REORGANIZATION AND SPIN-OFF
                                    BY WHICH

                  NORTH AMERICAN SECURITY & FIRE, INC. (PARENT)
                             (A NEVADA CORPORATION)

                                 SHALL SPIN-OFF

                NORTH AMERICAN SECURITY & FIRE, INC. (SUBSIDIARY)
                             (A NEVADA CORPORATION)


         THIS AMENDMENT TO PLAN OF REORGANIZATION AND ACQUISITION is made and dated this day of December 22, 1998 by and between the above referenced corporations, and shall become effective on "the Effective Date" as defined herein.


                            I. THE INTERESTED PARTIES

         A. THE PARTIES TO THIS PLAN

         1. NORTH AMERICAN SECURITY & FIRE, INC. ("Parent"),

         2. NORTH AMERICAN SECURITY & FIRE, INC. ("Subsidiary"),


                                  II. RECITALS

          A. PLAN OF REORGANIZATION: That certain Plan of Reorganization and Spin-off, dated December 21, 1998, is hereby incorporated herein by this reference.

          B. THE REASONS FOR THE AMENDMENT: Parent desires to spin-off and distribute its business to its shareholders as new private corporation, and has obtained shareholder approval therefor; however, the Parent does not have sufficient funding, with which to discharge the past, present and foreseeable future expenses incidental to the spin-off and reorganization pursuant to the terms of the agreement.

         C. RESOLUTION: Both parties have resolved to delay the closing and effective date of the Spin-off, from the scheduled date, for a period of time, not less than thirty days, until January 31, 1999, or more than ninety days, until March 31, 1999, to enable the parent corporation to resolve the problem.

                                 III. AMENDMENT

         A. EFFECTIVE DATE EXTENDED: North American Security & Fire, Inc. (parent) and North American Security & Fire, Inc. (subsidiary) hereby agree that Paragraph III-B of the Plan of Reorganization shall be amended, such that the effective date of the Spin-off, as defined therein shall be extended and delayed, from the scheduled date, for a period of time, not less than thirty days, until January 31, 1999, or more than ninety days, until March 31, 1999.




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                          FIRST AMENDMENT TO PLAN OF REORGANIZATION AND SPIN-OFF
                                                               Parent/Subsidiary
                                                      December 22, 1998   Page 2




         B. EFFECTIVE DATE: The PLAN OF REORGANIZATION AND ACQUISITION shall become effective at close of business on the day specified in a written agreement between the parties, within the time parameters specified herein, or, in default thereof, on March 31, 199___.

         C. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others shareholders.

THIS AMENDMENT to Plan of Reorganization and Merger is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

NORTH AMERICAN SECURITY & FIRE,             NORTH AMERICAN SECURITY & FIRE, INC.
INC. (PARENT)                                                       (SUBSIDIARY)
(A NEVADA CORPORATION)                                    (A NEVADA CORPORATION)


By: /s/ KIRT W. JAMES                       By: /s/ KIRT W. JAMES
    -------------------------------             --------------------------------
    Kirt W. James                               Kirt W. James
    President                                   President



    /s/ J. DAN SIFFORD                          /s/ J. DAN SIFFORD
    -------------------------------             --------------------------------
    J. Dan Sifford                              J. Dan Sifford
    Secretary                                   Secretary



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